                                                                    Exhibit 10.1

                                                                   ADDENDUM B

                             TRACTOR SUPPLY COMPANY

                            2004 CASH INCENTIVE PLAN

TABLE OF CONTENTS

Article 1. Establishment, Purpose, and Duration                            B-2
Article 2. Definitions                                                     B-2
Article 3. Administration                                                  B-4
Article 4. Maximum Awards to Covered Employees                             B-5
Article 5. Eligibility and Participation                                   B-5
Article 6. Performance Awards                                              B-6
Article 7. Performance Measures                                            B-6
Article 8. Dividend Equivalents                                            B-7
Article 9. Beneficiary Designation                                         B-8
Article 10. Deferrals                                                      B-8
Article 11. Rights of Participants                                         B-8
Article 12. Amendment, Modification, Suspension,
                and Termination                                            B-8
Article 13. Withholding                                                    B-9
Article 14. Successors                                                     B-9
Article 15: General Provisions                                             B-9


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(A)      ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

      1.1 ESTABLISHMENT. Tractor Supply Company, a Delaware corporation (hereinafter referred to as the "Company"), establishes an incentive compensation plan to be known as the 2004 Cash Incentive Plan (hereinafter referred to as the "Plan"), as set forth in this document.

      The Plan permits the grant of Performance Awards that must be paid in cash. The Plan shall become effective upon stockholder approval (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

      1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate, and retain Employees of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals that promote and recognize the financial success and growth of the Company and create value for stockholders.

      1.3 DURATION OF THE PLAN. The Plan shall remain in effect until the Board terminates such Plan as provided in Section 12.1 of the Plan.

(B)      ARTICLE 2. DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

      2.1 "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

      2.2 "ANNUAL AWARD LIMIT" or "ANNUAL AWARD LIMITS" have the meaning set forth in Section 4.1.

      2.3 "AWARD" means, individually or collectively, a grant under this Plan of Performance Awards, in each case subject to the terms of this Plan.

      2.4 "AWARD AGREEMENT" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan; or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

      2.5 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Exchange Act.

      2.6 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.


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      2.7   "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

      2.8 "COMMITTEE" means the compensation committee of the Board, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

      2.9 "COMPANY" means Tractor Supply Company, a Delaware corporation, and any successor thereto as provided in Article 14 herein.

      2.10 "COVERED EMPLOYEE" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "Covered Employee" of the Company within the meaning of Section 162(m) of the Code; provided, however, that the term "Covered Employee" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not be such a "Covered Employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "Covered Employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

      2.11 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

      2.12 "DISABILITY" means any disability qualifying for disability payments as outlined in the guidelines established by the Social Security Administration as determined by the Committee.

      2.13  "EFFECTIVE DATE" has the meaning set forth in Section 1.1.

      2.14 "EMPLOYEE" means any employee of the Company, its Affiliates, and/or its Subsidiaries.

      2.15 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      2.16 "FAIR MARKET VALUE" or "FMV" means in respect of any Shares: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ National Market, the closing sales price (or the closing bid, if no sales were reported) as quoted on such exchange or system, as reported in THE WALL STREET JOURNAL or such other source as the Committee deems reliable; or (ii) if the Shares are not listed on any such established stock exchange or national market system, the fair market value of the Shares as determined in good faith by the Committee.

      2.17 "INSIDER" shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the



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            Company's equity securities that is registered pursuant to Section
            12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

      2.18 "PARTICIPANT" means any eligible person as set forth in Article 5 to whom an Award is granted.

      2.19 "PERFORMANCE-BASED COMPENSATION" means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

      2.20 "PERFORMANCE MEASURES" means measures as described in Article 7 on which the performance goals are based and which are approved by the Company's stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

      2.21 "PERFORMANCE PERIOD" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

      2.22 "PERFORMANCE AWARD" means an Award granted to a Participant, as described in Article 6.

      2.23 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

      2.24  "PLAN" means the Tractor Supply Company 2004 Cash Incentive Plan.

      2.25  "PLAN YEAR" means the calendar year.

      2.26 "SHARE" means a share of common stock of the Company, $.008 par value per share.

      2.27 "SUBSIDIARY" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(C)      ARTICLE 3. ADMINISTRATION

      3.1 GENERAL. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.



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      3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 12, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

      3.3 DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates, and/or its Subsidiaries or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individual may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

(D)      ARTICLE 4. MAXIMUM AWARDS TO COVERED EMPLOYEES

      4.1 ANNUAL AWARD LIMIT. The maximum aggregate Award of Performance Awards that a Covered Employee may receive in any one Plan Year may not exceed five million dollars ($5,000,000) ("Annual Award Limit").

      4.2 ADJUSTMENTS IN AWARDS. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, as applicable, the Awards, the Annual Award Limit, and other value determinations applicable to outstanding Awards.

      The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to the extent necessary and modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods, to reflect or related to such changes or distributions. The


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determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

(E)      ARTICLE 5. ELIGIBILITY AND PARTICIPATION

      5.1 ELIGIBILITY. Individuals eligible to participate in this Plan include all Employees.

      5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

(F)      ARTICLE 6. PERFORMANCE AWARDS

      6.1 GRANT OF AWARDS. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares; (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such Performance Periods as the Committee shall establish; and (iii) payable at such time and in such form as the Committee shall determine. All Performance Awards to Covered Employees shall be subject to the terms and provisions of Article 7 hereof.

      6.2 TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award.

      6.3 PAYMENT OF PERFORMANCE AWARDS. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with the procedures established by the Committee, on a deferred basis. Unless otherwise provided in an Award Agreement, termination of employment prior to the Award payment date, other than for reasons of death, retirement, or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant's rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

(G)      ARTICLE 7. PERFORMANCE MEASURES

      7.1 PERFORMANCE MEASURES. Notwithstanding anything in the Plan to the contrary, Performance Awards to Covered Employees shall be subject to the terms and provisions of this Article 7. The Committee may grant Performance Awards to Covered Employees solely based upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the measures specified below:

      (a) Same store sales;
      (b) Comparable store sales;
      (c) Market share;



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      (d)   Sales volume;
      (e)   Total sales;
      (f)   Net earnings or net income (before or after taxes);
      (g)   Earnings per share;
      (h)   Net sales growth;
      (i)   Net operating profit;
      (j) Return measures (including, but not limited to, return on assets, capital, equity, or sales);
      (k) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
      (l) Earnings before or after taxes, interest, depreciation, and/or amortization;
      (m)   Gross or operating margins;
      (n)   Productivity ratios;
      (o) Share price (including, but not limited to, growth measures and total stockholder return);
      (p)   Expense targets;
      (q)   Margins;
      (r)   Operating efficiency;
      (s)   Customer satisfaction;
      (t)   Working capital targets; and
      (u)   EVA(R).

      Any Performance Measure(s) may be used to measure the performance of the Company, its Affiliates, and/or its Subsidiaries, as a whole or any business unit of the Company, its Affiliates, and/or its Subsidiaries, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (o) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 7.

      7.2 EVALUATION OF PERFORMANCE. For any Award, the Committee may provide that evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed, if at all, in a form that meets the requirements of Section 162(m) of the Code for deductibility.

      7.3 ADJUSTMENT OF PERFORMANCE-BASED COMPENSATION. Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.


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      7.4 COMMITTEE DISCRETION. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in Section 7.1.

(H)      ARTICLE 8. DIVIDEND EQUIVALENTS

      Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are the measure for an Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash by such formula and at such time and subject to such limitations as may be determined by the Committee.

(I)      ARTICLE 9. BENEFICIARY DESIGNATION

      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

(J)      ARTICLE 10. DEFERRALS

      The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to any Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

(K)      ARTICLE 11. RIGHTS OF PARTICIPANTS

      11.1 EMPLOYMENT. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant's employment at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment for any specified period of time.

      Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 12, this Plan and the benefits hereunder may be



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terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

      11.2 PARTICIPATION. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

(L)      ARTICLE 12. AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

      12.1 AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION. Subject to
Section 1.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

      12.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

      12.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

(M)      ARTICLE 13. WITHHOLDING

      The Company shall have the power and the right to deduct or withhold from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

(N)      ARTICLE 14. SUCCESSORS

      All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(O)      ARTICLE 15. GENERAL PROVISIONS

      15.1    FORFEITURE EVENTS.


                                  Page 9 of 12
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            (a)   The Committee may specify in an Award Agreement that the
                  Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

            (b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

      15.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

      15.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      15.4 REQUIREMENTS OF LAW. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      15.5 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

            (a) Determine which Affiliates and/or Subsidiaries shall be covered by the Plan;

            (b) Determine which Employees outside the United States are eligible to participate in the Plan;

                                 Page 10 of 12
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            (c)   Modify the terms and conditions of any Award granted to
                  Employees outside the United States to comply with applicable foreign laws;

            (d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15.5 by the Committee shall be attached to this Plan document as appendices; and

            (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

      Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

      15.6 UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, its Affiliates, and/or its Subsidiaries, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, its Affiliates, and/or its Subsidiaries, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

      15.7 RETIREMENT AND WELFARE PLANS. Except as otherwise determined by the Committee or unless such other plan expressly provides that such compensation shall be taken into account in computing a participant's benefit, the Awards made under the Plan and the cash paid pursuant to such Awards will not be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's, its Affiliates', and/or its Subsidiaries' retirement plans (both qualified and nonqualified) or welfare benefit plans.

      15.8 NONEXCLUSIVITY OF THE PLAN. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

      15.9 NO CONSTRAINT ON CORPORATE ACTION. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company's, its Affiliates', and/or its Subsidiaries' right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company, its Affiliates, and/or its Subsidiaries to take any action which such entity deems to be necessary or appropriate.


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      15.10 GOVERNING LAW. The Plan and each Award Agreement shall be governed by the laws of the State of Tennessee, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Tennessee, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

      15.11 INDEMNIFICATION. Each individual who is or shall have been a member of the Board, or the Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action take or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.






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